EXHIBIT 4.1


                               NETRO CORPORATION

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is made effective as of February 12, 2002 (the "Effective Date"), by and between Netro Corporation, a Delaware corporation (the "Company"), and AT&T Wireless Services, Inc., a Delaware corporation (the "Shareholder").

                                    RECITALS

     A. The Company and Shareholder are parties to an Asset Purchase Agreement dated the date hereof (together with the exhibits and schedules thereto, the "Asset Purchase Agreement"), pursuant to which Shareholder shall sell or license certain tangible and intangible assets relating to the Business (as defined in the Asset Purchase Agreement) to the Company and the Company shall, among other things, issue 8,200,000 shares of its Common Stock (the "Shares") to Shareholder.

     B. The entry into this Agreement is a condition of the Asset Purchase Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" means any person directly or indirectly controlling, controlled by, or under common control with, Shareholder. For the purposes of this definition, "control" when used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.


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     "Affiliated Holder" means a Holder that has, or whose Affiliate has, a representative on the Company's Board of Directors, and such Holder's Affiliates. A Holder and such Holder's Affiliates shall cease to be an Affiliated Holder at such time as such Holder (or such Holder's Affiliate) no longer has a representative on the Board of Directors, provided, however, that in the event such representative ceases to serve on the Company's Board of Directors during a Black-Out Period, such Holder and such Holder's Affiliates shall be deemed to be an Affiliated Holder until the termination of such Black-Out Period.

     "Black-Out Period" means any period during which executive officers and directors of the Company are generally prohibited from engaging in trades in the Company's securities pursuant to the Company's Insider Trading Policy.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Company's common stock, par value $.001 per share.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Holder" means the Shareholder, for so long as such person holds any Registrable Securities, or any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with
Section 10 hereof.

     "Insider Trading Policy" means the policy adopted by the Company's Board of Directors, as such may be amended from time to time, relating to transactions in the Company's securities by the Company's executive officers and directors.

     "Permitted Window" means, with respect to an Affiliated Holder, the period during which such Affiliated Holder is permitted to sell Registrable Securities pursuant to the Registration Statement under Section 4(a) of this Agreement. Except as otherwise set forth in this Agreement, a Permitted Window shall (i) commence upon the termination of a Black-Out Period, and (ii) terminate upon the commencement of the next succeeding Black-Out Period.

     "Registrable Securities" means the Shares and any shares of Common Stock of the Company issued or issuable to a Holder in respect of the Shares upon any conversion, stock split, stock dividend, recapitalization, merger or other reorganization; provided, however, that shares of Common Stock shall be treated as Registrable Securities only if and so long as such shares have not been


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registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

     "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

     "Registration Expenses" means all expenses, except Selling Expenses, incurred by the Company in complying with Section 4 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, NASD fees and expenses and blue sky fees and expenses.

     "Restricted Securities" means the securities of the Company required to bear a legend as described in Section 3 hereof.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as provided herein, all fees and disbursements of counsel for any Holder.

     2. Restrictions on Transferability. Each Holder will not sell, pledge, assign, encumber or otherwise transfer, or agree to sell, pledge, assign, encumber or otherwise transfer, directly or indirectly, any Registrable Securities, except:

          (a) to an Affiliate of Shareholder; provided that such Affiliate agrees in writing to be bound by the terms of this Agreement;

          (b) pursuant to an effective registration statement;

          (c) pursuant to Rule 144 of the General Rules and Regulations of the Securities Act;

          (d) pursuant to a tender or exchange offer made by the Company or recommended by the Company's board of directors to the Company's stockholders; or

          (e) (i) during the period beginning on the date hereof and ending on the second anniversary of this Agreement, in a transaction with


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


     the prior written consent of the Company, which consent shall not be unreasonably withheld, and (ii) after the second anniversary of this Agreement, in a transaction or series of transactions so long as (A) each transferee is not transferred more than five percent (5%) of the Company's outstanding voting securities, and after such transaction and all such transactions made pursuant to this Section 2(e) such transferee will not directly or indirectly "beneficially own" (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof) more than five percent (5%) of the Company's outstanding voting securities, (B) the transferee agrees in writing to be bound by the terms of this Agreement and (C) in the opinion of counsel satisfactory to the Company (it being agreed that Perkins Coie LLP is counsel satisfactory to the company), the transfer may be made without registration under the Securities Act.

     3. Restrictive Legend. Until such time as the Shares have been registered under the Securities Act or otherwise may be sold by a Holder pursuant to Rule 144(k) thereunder, each certificate representing the Shares or any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization shall be stamped or otherwise imprinted with the following legend:

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SAID ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER SAID ACT.

Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

     4. Registration on Form S-3.

     (a) Registration. It being the intent of the parties to this Agreement that the Holders of Registrable Securities be able to sell such securities pursuant to a registration statement declared effective by the Commission, the Company shall use its reasonable efforts to cause a registration statement on Form S-3, any successor form, or, if Form S-3 or any successor form is not then available to effect a registration of the Registrable Securities, on such form as is then available (collectively, a "Registration Statement") covering all Registrable


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Securities to be filed within 30 days after the date of this Agreement and to cause such Registration Statement to become effective within 90 days after the date of this Agreement. The Company shall use its commercially reasonable efforts to keep such registration statement effective until the later of (i) the second anniversary of the date of this Agreement and (ii) the date on which Shareholder or its Affiliates no longer has a representative on the Company's Board of Directors, or such earlier date upon which no Holder holds any Registrable Securities (the "Registration Termination Date").

     (b) Limitations on Registration and Sale of Registrable Securities. Notwithstanding anything in this Agreement to the contrary, the Company's obligations and the Holders' rights under this Section 4 are subject to the limitations and qualifications set forth below, which may be waived in writing by the Company.

          (i) The Company shall have no obligation to keep effective a registration statement hereunder following the Registration Termination Date.

          (ii) The Affiliated Holders will sell Registrable Securities pursuant to a registration effected hereunder only during a Permitted Window, subject to paragraph (iii) of this Section 4(b); provided, however, that if the Company permits an executive officer or a director of the Company to sell Registrable Securities outside of a Permitted Window pursuant to a written trading plan established in accordance with and meeting the requirements of Rule 10b5-1(c) under the Exchange Act (a "10b5-1 Plan"), the Company shall notify the Affiliated Holders of such occurrence and permit (A) the Affiliated Holders to effect a 10b5-1 Plan so long as such plan contains provisions reasonably acceptable to the Company and (B) the Affiliated Holders to sell Registrable Securities pursuant to such plan outside of a Permitted Window, subject to paragraph (iii) of this Section 4(b).

          (iii) If the Company furnishes to the Holders a certificate signed by the President or Chief Financial Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for a Registration Statement to be effected, or a Permitted Window to be in effect, due to (A) the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the prospectus contained in the Registration Statement, which disclosure would in the good faith judgment of the Board of Directors be premature or otherwise inadvisable or (B) the existence of other facts or


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


     circumstances as a result of which the prospectus contained or to be contained in the Registration Statement includes or would include an untrue statement of a material fact or omits or would omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or then existing, the Company may defer the filing of, or the request for effectiveness with respect to, as applicable, the Registration Statement, suspend the commencement of a Permitted Window or effect an early termination of a Permitted Window that has commenced with respect to Affiliated Holders or otherwise suspend any other Holder's right to sell Registrable Securities pursuant to the Registration Statement, as the case may be. Each Holder agrees that, immediately upon receipt of the certificate referred to above, it shall forthwith discontinue offers and sales of Registrable Securities pursuant to the Registration Statement until the earlier of (X) effectiveness of the Registration Statement, in the case of delay or deferral of the filing or effectiveness thereof, or (Y) notification to each Affiliated Holder of the commencement of another Permitted Window and to each other Holder of the lifting of the suspension of such Holder's right to dispose of Registrable Securities pursuant to the Registration Statement and delivery to such Affiliated Holder and other Holders and any underwriter of the Registrable Securities copies of a supplemented or amended prospectus (each, a "Permitted Delay"). The Registration Termination Date shall be extended (I) for a period equal to the number of days that occur during a Permitted Delay and (II) for an additional period equal to the number of days that occur during a Permitted Delay on which there is no Black-Out Period in effect. The Company may elect to so defer, delay or terminate under clause (A) above only to the extent that the event referred to in clause (A) also gives rise to a Black-Out Period applicable to all of the Company's executive officers and directors under the Company's Insider Trading Policy (and the certificate furnished to the Holders so certifies); provided, however, that unless otherwise agreed to by the Company and the Holders of a majority of the Registrable Securities then outstanding no Permitted Delay shall exceed the shorter of (1) a period of one hundred twenty (120) days from the date the certificate referred to above is furnished to the Holders, (2) fifteen (15) days after the Company's public announcement of the event referred to in such certificate, or (3) immediately after the Company has notified the Holders that it has determined that the event referred to in the certificate is no longer in existence or is no longer material, which notice shall be delivered to the Holders promptly following such determination. If the Company elects to so defer, delay or terminate under clause (B) above, the Company shall use its commercially reasonable efforts to amend the Registration Statement,


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


     supplement the prospectus contained therein or take such other action as may be necessary to eliminate the situation described in clause (B) as soon as practicable, but in no event later than five (5) business days after the certificate referred to above is furnished to the Holders. Any Holder receiving any notice from the Company with respect to the matters covered by this Section 4(b)(iii) shall keep the fact and content of such notice, and the event or circumstances giving rise to such notice, confidential, except that such Holder may reveal such information to his attorney to protect his interest, provided such Holder informs such attorney that the information is confidential and may not be used for any purpose, including trading in the Company's securities.

          (iv) At any time that the Company is obligated under this Agreement to permit the Holders to sell Registrable Securities pursuant to a Registration Statement, the Company may, instead of maintaining an effective Registration Statement for the benefit of the Holders, include, with the consent of such Holders, such Registrable Securities in a registration effected for the benefit of the Company and/or other selling stockholders. In the event that such registration is in connection with an underwritten offering, the Holders participating in such registration shall enter into an underwriting agreement in customary form with the managing underwriter selected by the Company, notwithstanding the provisions of Section 4(c).

     (c) Underwriting. At the election of the Holders representing a majority of the Registrable Securities then outstanding (the "Deciding Holders") sales of Registrable Securities under this Section 4 may be made through an underwriting managed by an underwriter selected by the Company and acceptable to Deciding Holders (the "Managing Underwriter") provided that at the time of such sales disposition of Registrable Securities by the Holders participating in such underwritten offering is otherwise permitted pursuant to the terms of this Agreement. The Company shall, together with all Holders proposing to distribute their Registrable Securities through such underwriting, enter into an underwriting agreement in customary form with the Managing Underwriter. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company. Any Holder so withdrawing shall not sell any Registrable Securities pursuant to a registration effected under this Agreement until after the completion of such underwritten distribution. Nothing in this section shall require the Holders to select and sell any of the Shares through a Managing Underwriter.


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     (d) Registration Procedures. In connection with any registration required under this Agreement, the Company shall take the actions set forth below.

          (i) Prior to filing any registration statement, prospectus, amendment or supplement with the Commission in connection with any registration hereunder, the Company shall furnish to one counsel selected by the Holders of a majority of the Registrable Securities copies of such documents.

          (ii) The Company shall notify each Holder of any stop order issued or threatened by the Commission and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (iii) The Company shall comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a registration statement filed pursuant to this Agreement in accordance with the intended methods of disposition by the Holders as set forth in such registration statement.

          (iv) The Company shall furnish to each Holder and each underwriter, if any, of Registrable Securities covered by a registration statement filed pursuant to this Agreement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as a selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

          (v) The Company shall use its best efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of each State of the United States of America as any of the Holders or underwriters, if any, of the Registrable Securities covered by a registration statement filed hereunder reasonably requests, and shall do any and all other acts and things which may be reasonably necessary or advisable to enable each selling Holder and each underwriter, if any, to consummate the disposition in such States of the Registrable Securities owned by such selling Holders; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (v),
     (B) subject


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     itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (vi) The Company shall promptly notify each Holder entitled to sell Registrable Securities pursuant to a registration statement filed pursuant to this Agreement of the happening of any event which comes to the Company's attention if, as a result of such event, the prospectus included in the registration statement filed under this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall promptly prepare and furnish to each Holder and file with the Commission (in the case of any event of the kind described in Section 4(b)(iii), no later than the expiration of the applicable period referred to therein) a supplement or amendment to such prospectus so that such prospectus will no longer contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Holder agrees that, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the most recent prospectus covering Registrable Securities at the time of receipt of such notice.

          (vii) The Company shall take all such other reasonable and customary actions as each Holder or the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Registrable Securities in accordance with the terms of this Agreement.

          (viii) The Company shall make available for inspection by the Holders, any underwriter participating in any disposition pursuant to a registration statement filed under this Agreement, and any attorney, accountant or other agent retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, as such person may reasonably request for the purpose of confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company obtains reasonably satisfactory assurances that such information will be used solely for such purpose and will be held in confidence (except to the extent that it is included in the registration statement). The Company shall cause the officers, directors and employees of the Company and each of its subsidiaries to supply such


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     information and respond to such inquiries as any Holder or underwriter may reasonably request or make for the purpose of confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company obtains reasonably satisfactory assurances that such information will be used solely for such purpose and will be held in confidence (except to the extent that it is included in the registration statement).

          (ix) The Company may require each Holder promptly to furnish in writing to the Company such information regarding such Holder, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration

          (x) The Company shall notify each Affiliated Holder of the commencement or termination of a Permitted Window no later than the time the Company notifies its executive officers and directors of the termination or commencement of the corresponding Black-Out Period; provided, however, that the Company need not notify an Affiliated Holder of the termination or commencement of any regularly scheduled Black-Out Periods relating to the closing of the Company's fiscal quarters, which periods commence on the first day of the last month of each fiscal quarter and terminate at the end of the second full trading day after the Company publicly announces its results for such quarter.

     (e) The Company represents and warrants that, as of the date hereof, (i) it meets the requirements for the use of Form S-3 for registration of the offer and sale of the Registrable Securities by the Holders and (ii) the Company is not aware of any event or circumstance that would give the Company the right to defer or delay filing of the Registration Statement pursuant to Section 4(b)(iii) hereof.

     5. Other Registration Rights. The Holders acknowledge that certain other stockholders of the Company may now or hereafter have registration rights, and that such other stockholders may be entitled to sell their securities at the same time, or pursuant to the same registration and underwriting, as the Holders hereunder.

     6. Expenses of Registration. All Registration Expenses incurred in connection with the Company's obligations hereunder shall be borne by the Company. All Selling Expenses relating to securities proposed to be registered


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hereunder shall be borne by the Holders of such securities pro rata on the basis of the number of shares proposed to be sold by each of them during the applicable Permitted Window; provided, however, that the Company shall pay for the fees of one counsel to the Shareholder in an amount not to exceed $10,000.

     7. Indemnification.

     (a) The Company will indemnify each Holder, each of its officers and directors, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to which registration relating to such Holder's Registrable Securities has been effected pursuant to this Agreement, against all claims, losses, damages or liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto) or any preliminary prospectus incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as any such claim, loss, damage or liability arises out of or is based on any information relating to such Holder or the plan of distribution furnished to the Company in writing by such Holder or controlling person, and stated to be specifically for use therein; provided that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final prospectus or an amended or supplemental prospectus, as applicable, was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the final prospectus or the amended or supplemented prospectus, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage. In no event, however, shall the Company have any indemnification obligation to the extent that the claims, losses, damages or liabilities as to which indemnification is sought are in connection with an offer or sale made by a person other than the Company in violation of the terms of this Agreement (a "Violation").

     (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which a registration hereunder is effected, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of


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Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) a Violation by such Holder or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in the case of clause (ii) above, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of each Holder under this subsection 7(b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, unless such liability arises out of or is based on a Violation or willful misconduct by such Holder.

     (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses available to the Indemnified Party and the Indemnifying Party. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities


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referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Shareholder and any underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, Shareholder and any underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, Shareholder and any underwriter shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Company and Shareholder and the total underwriting discounts and commissions received by such underwriter, in each case as set forth in the table on the cover of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of the Company, Shareholder and any underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

     8. Information by Holder. Each Holder of Registrable Securities included in any registration hereunder shall furnish to the Company such information regarding such Holder, the Registrable Securities held such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

     9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use reasonable efforts, at any time after the second anniversary of the Effective Date, to:

     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the General Rules and Regulations of the Securities Act; and

     (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     10. Transfer of Registration Rights. If the Shareholder transfers Registrable Securities to an Affiliate as permitted by Section 2(a) hereof or any other person permitted pursuant to Section 2(e) hereof, the rights to cause the Company to register such Registrable Securities granted to the Shareholder under Section 4 may be assigned by the Shareholder to such transferee, provided that (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such transferee acquires at least 1,000,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, stock combinations and the like), (iii) written notice of such transfer of Registrable Securities and registration rights to such transferee is promptly given to the Company and (iv) such transferee agrees in writing to be bound by the provisions of this Agreement. In the event of a transfer of registration rights in accordance with this Section 10, the Company shall, upon written request from the transferee, prepare and file with the Commission, and provide such transferee a reasonable number of copies of, a prospectus supplement which names such transferee as a selling stockholder.

     11. Amendment. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders of a majority of the Registrable Securities remaining at the time such amendment or waiver is made, provided such amendment or waiver affects all Holders uniformly.

     12. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Washington, without regard to conflict of laws provisions.

     13. Entire Agreement. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, all other agreements regarding the registration rights of the Shareholder shall hereby expire. The provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     14. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

     (a)      if to Shareholder, to:

              AT&T Wireless Services, Inc.
              7277 164th Avenue NE
              Building 1
              Redmond, WA 98052
              Fax:  (425) 580-8333
              Attn: General Counsel

or at such other address as the Shareholder shall have furnished to the Company, with a copy to:

              AT&T Wireless Services, Inc.
              7277 164th Avenue NE
              Building 1
              Redmond, WA 98052
              Fax:  (425) 702-2811
              Attn: Vice President and Chief Counsel-Intellectual Property

     (b)      if to the Company, to:

              Netro Corporation
              3850 North First Street
              San Jose, California 95134
              Fax:  (408) 216-1555
              Attn: Chief Financial Officer

or at such other address as the Company shall have furnished to the Holders, with a copy to:

              Davis Polk & Wardwell
              1600 El Camino Real
              Menlo Park, CA 94025
              Attn: Francis S. Currie, Esq.
              Fax:  (650) 752-2111

     (c) if to any other Holder, at such address as such Holder shall have furnished to the Company.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by facsimile or e-mail transmission, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                             NETRO CORPORATION


                                             By: /s/ Sanjay Khare
                                                 -------------------------------
                                                 Title: Chief Financial Officer



                                             AT&T WIRELESS SERVICES, INC.


                                             By: /s/ Michael G. Keith
                                                 -------------------------------
                                                 Title: President and CEO, FWS






















               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]